Exhibit 28.2

                          ANNUAL SERVICER'S CERTIFICATE

                            THE CHASE MANHATTAN BANK


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                      Chase Manhattan Grantor Trust 1996-A

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         The undersigned, a duly authorized representative of The Chase
Manhattan Bank ("Chase"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of February 1, 1996 (the "Pooling and Servicing Agreement") by and between Chase and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), does hereby certify that:

         1. A review of the activities of the Servicer during the period from January 1, 1999 until December 31, 1999 was conducted under my supervision.

         2. Based on such review, the Servicer has, to the best of my knowledge, fully performed in all material respects all its obligations, and Chase Manhattan Bank USA, N.A. as assignee of the Servicer's repurchase obligations, has fully performed such obligations, under the Pooling and Servicing Agreement throughout such period and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 3 below.

         3.       None.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 15th day of March 2000.



                                                 /s/ Jerry DeRojas
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                                                 Jerry DeRojas
                                                 Senior Vice President